UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2007

ARUBA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1322 Crossman Ave.
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)
(408) 227-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 30, 2007, Aruba Networks, Inc. (“Aruba”) entered into a lease agreement (the “Lease”) with Arden Realty Limited Partnership (the “Landlord”) for office space currently consisting of approximately 50,531 square feet and located at 1344 Crossman Avenue, Suite 100, Sunnyvale, California. Beginning as early as July 1, 2009, the office space may be expanded to an aggregate of approximately 99,427 square feet. The term of the Lease commenced on December 1, 2007 and ends on November 30, 2010. During the Lease term, Aruba will pay the Landlord base rent ranging from approximately $78,000 to $164,000 per month. In addition to base rent, Aruba will be responsible for certain costs and charges specified in the Lease, including insurance costs, real property taxes, maintenance costs and utility expenses.
A copy of the Lease is filed as an exhibit to this report and is incorporated herein by reference. The description set forth above is qualified in its entirety by reference to the Lease.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this report is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Standard Office Lease dated as of November 30, 2007, by and between Arden Realty Limited Partnership, as landlord, and Aruba Networks, Inc., as tenant, for the premises located at 1344 Crossman Ave., Suite 100, Sunnyvale, California

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARUBA NETWORKS, INC.
Date: December 6, 2007	By:	/s/ Alexa King
Alexa King
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Standard Office Lease dated as of November 30, 2007, by and between Arden Realty Limited Partnership, as landlord, and Aruba Networks, Inc., as tenant, for the premises located at 1344 Crossman Ave., Suite 100, Sunnyvale, California